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                                                                     Exhibit 4.2

                              SECURITY AGREEMENT
                              ------------------


          THIS SECURITY AGREEMENT ("Security Agreement"), dated as of May 13, 1996, is made by SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC., a Delaware corporation, as Debtor and Debtor in Possession ("Borrower"), having its chief executive office and principal place of business at 3220 East 26th Street, Vernon, California 90023, in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York and having an office at 350 South Beverly Drive, Beverly Hills, California 90212, as agent (in such capacity, "Agent") for the lenders ("Lenders," and together with Agent, "Secured Creditors") from time to time party to the Debtor in Possession Credit Agreement referenced below.

                                    RECITALS
                                    --------

          A. Pursuant to that certain Debtor in Possession Credit Agreement of even date herewith by and among Borrower, Lenders and Agent, together with all schedules, exhibits and appendices thereto (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed, among other things, to make the Revolving Credit Loan and to incur the Letter of Credit Obligations (each as defined in the Credit Agreement) to and for the benefit of Borrower.

         B. Lenders are willing to extend the financial accommodations in favor of Borrower as and to the extent provided for in the Credit Agreement, but only upon the condition, among others, that Borrower shall have executed and delivered this Security Agreement in favor of Agent for the benefit of Secured Creditors.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


     1. DEFINED TERMS. Unless otherwise defined herein (a) terms or matters of construction defined or established in Annex A to the Credit Agreement are used herein as therein defined or established, and (b) the following terms shall have the following meanings:

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          "Avoidance Actions" means any and all rights of Borrower or a subsequent chapter 11 or chapter 7 trustee to recover property and to avoid liens or other property interests under the Bankruptcy Code and all property interests recovered or obtained thereby under Sections 544 through 550, inclusive, of the Bankruptcy Code.

          "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

          "hereby," "herein," "hereof," and "hereunder" and words of similar import refer to this Security Agreement as a whole (including any amendments, attachments, and schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

          "Secured Obligations" means (a) all Obligations of Borrower to Secured Creditors under the Credit Agreement, including the unpaid principal of, and accrued interest on, the Revolving Credit Note, the Letter of Credit Obligations, and all prepayment, and other fees and charges owing by Borrower to Secured Creditors under the Credit Agreement, (b) all Prepetition Credit Agreement Obligations, and (c) all other respective Indebtedness, liabilities and Obligations and Prepetition Credit Agreement Obligations of Borrower to Secured Creditors, whether now existing or hereafter arising, and whether created under, arising out of or in connection with the Credit Agreement, the Prepetition Credit Agreement, this Security Agreement or any of the other Loan Documents or Prepetition Loan Documents.

     2.   GRANT OF SECURITY INTEREST

          (a) To secure the prompt and complete payment, performance and observance of all Secured Obligations, and to induce Secured Creditors to enter into the Credit Agreement, make the Revolving Credit Loan and incur Letter of Credit Obligations, all as provided for and in accordance with the terms of the Credit Agreement, Borrower hereby grants to Agent, for the benefit of Secured Creditors, in accordance with Sections 364(c) and 364(d) of the Bankruptcy Code, a security interest in and Lien upon all of Borrower's right, title and interest in, to and under the following prepetition and postpetition assets of Borrower and Borrower's estate, whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrower (including under any trade names, styles or divisions of Borrower), whether owned or consigned by or to or leased by or to Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

                  (i)  all Accounts;

                 (ii)  all Inventory;

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                (iii)  all Instruments evidencing Intercompany Indebtedness, including those set forth in Schedule I hereto;

                 (iv) all Equipment and Fixtures set forth in Schedule II hereto;

                  (v) all General Intangibles, Chattel Paper, Contracts, and Documents related to any of the foregoing;

                 (vi) all money, cash or Cash Equivalents related to any of the foregoing, including the Lock Box Accounts, the Concentration Accounts, the Disbursement Accounts, and all other lockbox, deposit and other bank accounts of Borrower and all deposits therein and investments made with the funds therein;

                (vii) all Proceeds of all Avoidance Actions, except for the Proceeds of any Avoidance Actions against any Secured Creditor;

               (viii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing; and

                 (ix) to the extent not otherwise included, all Proceeds of any of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing;

provided, that notwithstanding any provision to the contrary contained in this Security Agreement, Borrower does not grant, and Agent has not taken, a security interest in any Hazardous Materials of Borrower, the capital stock of Seven-Up/RC of PR, any Equipment or Fixtures not described above, or any Intellectual Property of Borrower.

          (b) In addition, to secure the prompt and complete payment when due of the Secured Obligations and in order to induce Lenders as aforesaid, Borrower hereby grants to Agent, for the benefit of Secured Creditors, in accordance with Sections 364(c) and 364(d) of the Bankruptcy Code, a security interest in and Lien upon all property of Borrower held by any Secured Creditor, including all property of every description now or hereafter in the possession or custody of, or in transit to, any Secured Creditor for any purpose, including safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power.

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          (c) Agent's Liens on the Collateral for the benefit of Secured
Creditors: (i) are subordinate in rank and priority only to (A) valid, perfected and enforceable Liens as of the Petition Date that are non-avoidable under the Bankruptcy Code or applicable non-bankruptcy law and are senior in rank and priority to Agent's Liens securing the Prepetition Credit Agreement Obligations, (B) Agent's Liens securing the Prepetition Credit Agreement Obligations, and (C) the Carve-Out; and (ii) are senior in rank and priority to the Caribbean Lenders' Liens on the Collateral. The Liens on the Collateral granted to Agent for the benefit of Secured Creditors under the Loan Documents shall at all times be senior to the rights of Borrower and any successor trustee or estate representative in the Chapter 11 Case or any subsequent case or proceedings under the Bankruptcy Code. Further, any Lien on the Collateral which is avoided or otherwise preserved for the benefit of Borrower's estate under Section 551 of the Bankruptcy Code shall be subordinate to Agent's Liens on the Collateral for the benefit of Secured Creditors.

          (d) The Liens and security interests granted hereunder or pursuant to any other Loan Document shall be automatically perfected upon entry of the Interim Order or Final Order without the requirement of any further filings, notices, recordings or actions of any kind by Agent, any Lender, Borrower or any other Person.

     3. RIGHTS OF SECURED CREDITORS; LIMITATIONS ON OBLIGATIONS OF SECURED CREDITORS

          (a) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, and except as permitted by the Bankruptcy Code, Borrower shall remain liable under each Contract and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and no Secured Creditor shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a security interest therein and Lien thereon or the receipt by any Secured Creditor of any payment relating to any Contract or License pursuant hereto, nor shall any Secured Creditor be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Agent may at any time after the occurrence and during the continuation of a Default or an Event of Default, and without prior notice to Borrower or notice or approval of the

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Bankruptcy Court, notify Account Debtors, parties to Contracts, and obligors in respect of Instruments and Chattel Paper that the Accounts and the right, title and interest of Borrower in and under such Contracts, Instruments and Chattel Paper have been assigned to Agent, for the benefit of Secured Creditors, and that payments shall be made directly to Agent. Upon the request of Agent, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments and Chattel Paper.

          (c) Upon reasonable prior notice to Borrower, without further notice to or approval of the Bankruptcy Court, unless a Default or an Event of Default has occurred and is continuing in which case no notice is necessary, Agent shall have the right from time to time to make test verifications of the Accounts and physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that it considers advisable, and Borrower agrees to furnish all assistance and information as Agent may reasonably require in connection therewith. Agent may at any time in Agent's own name or in the name of Borrower communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments and Chattel Paper to verify with such Persons, to Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. Upon the occurrence and continuation of a Default or an Event of Default, Borrower, at its own expense, shall cause the independent certified public accountants then engaged by Borrower to prepare and deliver to Agent at any time and from time to time, promptly upon Agent's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) an aged receivable trial balance; and (iv) test verifications of such Accounts as Agent may request. Borrower, at its own expense, shall cause its independent certified public accountants to deliver to Agent the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted.


     4.   REPRESENTATIONS AND WARRANTIES

          Borrower hereby represents and warrants that:

          (a) Except for the security interests and Liens granted to Agent for the benefit of Secured Creditors under this Security Agreement, the other Permitted Encumbrances, and the Liens set forth in SCHEDULE 6.7 to the Credit Agreement, Borrower is the sole owner of each item of Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all Liens.

          (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation

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statement covering all or any part of the Collateral is on file or of record in any public office, except (i) those set forth in SCHEDULE 6.7 to the Credit Agreement, (ii) those filed by Borrower in favor of Agent pursuant to this Security Agreement, or (iii) those relating to other Permitted Encumbrances.

          (c) The security interest in and Lien upon the Collateral hereby granted to Agent, for the benefit of Secured Creditors, is a duly perfected, non-voidable security interest, prior to all other Liens except those Permitted Encumbrances identified in SCHEDULE 6.7 to the Credit Agreement as prior to Agent's Liens, and except other Permitted Encumbrances that would be prior to Agent's Liens as a matter of law.

          (d) SCHEDULE I hereto lists all Instruments of Borrower. All action necessary or desirable to protect and perfect the Lien and security interest of Agent granted hereby in each item set forth in SCHEDULE I hereto, including the delivery of all originals thereof to Agent, has been duly taken, and all further actions from time to time deemed necessary by Agent to protect and perfect such security interest will be duly taken upon the request of Lender, without any requirement of notice to or approval by the Bankruptcy Court. The Lien and security interest of Agent in the Collateral listed in SCHEDULE I hereto is prior to all other Liens except Permitted Encumbrances that would be or are prior to Agent's Liens as a matter of law, and is enforceable as such against creditors of and (except as provided by the Code) purchasers from Borrower.

          (e) Borrower's chief executive office, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all of its records concerning the Collateral are set forth in SCHEDULE 3.2 to the Credit Agreement. SCHEDULE 3.2 correctly identifies any of such facilities or locations that are not owned by Borrower and sets forth the names of the owners and lessors of, and the holders of any mortgages on, such facilities and locations. Borrower shall not change its chief executive office, principal place of business, any of its corporate offices, warehouses or other Collateral locations, or the location of its records concerning the Collateral, without giving thirty (30) days prior written notice thereof to Agent and taking all actions deemed necessary or appropriate by Agent to continuously protect and perfect Agent's security interest in, and Lien upon, the Collateral.

          (f) Unless otherwise disclosed in writing by Borrower to Agent, with respect to the Accounts: (i) each Account represents bona fide sales of Inventory to customers in the ordinary course of Borrower's business in accordance with the terms and provisions of the documents evidencing such Accounts, and are not (with respect to Eligible Accounts) evidenced by a

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judgment, Document, Instrument or Chattel Paper; (ii) the amounts shown on any aged receivable trial balance delivered by Borrower to Agent pursuant to the terms of this Security Agreement or the Credit Agreement or on Borrower's books and records, and all invoices and statements that may be delivered to Agent or Lenders with respect thereto, are actually and absolutely owing to Borrower and are not in any way contingent; (iii) no payments have been or shall be made to Borrower with respect to the Accounts or other Collateral except payments immediately delivered to Agent pursuant to the terms of ANNEX B to the Credit Agreement; (iv) there are no setoffs, claims or disputes existing or asserted with respect to any Eligible Account, and Borrower has not made any agreement with any Account Debtor for any deduction therefrom, except in accordance with
SECTION 5.7 of the Credit Agreement; (v) to the best of Borrower's knowledge, there are no facts, events or occurrences that in any way impair the validity or enforcement of any Eligible Account or tend to reduce the amount payable thereunder except as shown on the respective aged receivable trial balances, Borrower's books and records and all invoices and statements delivered to Agent with respect thereto; (vi) to the best of Borrower's knowledge, all Account Debtors have the capacity to contract; (vii) Borrower has received no notice of proceedings or actions that are threatened or pending against any Account Debtor that might result in any material adverse change in such Account Debtor's financial condition; and (viii) Borrower has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

          (g) With respect to the Inventory: (i) such Inventory is located at one of the locations set forth in SCHEDULE 3.2 to the Credit Agreement; (ii) Borrower has good, indefeasible and marketable title to such Inventory and such Inventory is not subject to any Lien or security interest whatsoever except for Permitted Encumbrances and the security interest granted to Agent, for the benefit of Secured Creditors, hereunder; (iii) all Eligible Inventory is of good and merchantable quality, free from any defects; (iv) except as a noted on
SCHEDULE 3.16 to the Credit Agreement with respect to Borrower's franchise agreements, such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) except as may be provided in one or more of Borrower's franchise agreements, the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such property is subject.

          (h) With respect to the Equipment and Fixtures: (i) the Equipment and Fixtures are located at one or more of the locations set forth in SCHEDULE 3.2 to the Credit Agreement; (ii) the Equipment and Fixtures are not subject to any Liens or

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other interests in favor of any landlord or mortgagee of Borrower, except as disclosed in writing by Borrower to Agent; (iii) the Equipment and Fixtures are in good condition excepting only ordinary wear and tear; and (iv) the Equipment and Fixtures, and Borrower's use and operation thereof, do not breach, infringe upon or violate any license, patent or trademark belonging to or in favor of any third party.

          (i) No dispute, right of setoff, counterclaim or defense exists with respect to the Instruments set forth in SCHEDULE I.


     5.   COVENANTS

          Borrower covenants and agrees with Secured Creditors that from and after the date of this Security Agreement and until the Termination Date:

          (a) At any time and from time to time, upon the request of Agent and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as any Secured Party may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including: (i) using its reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent, for the benefit of Secured Creditors, of any License or Contract held by Borrower or in which Borrower has any rights not heretofore assigned; (ii) filing any financing or continuation statements under the Code with respect to the Liens and security interests granted hereunder or under any other Loan Document; (iii) transferring Collateral to Agent's possession (if such Collateral consists of Documents, Instruments or Chattel Paper or if a security interest in such Collateral can be perfected only by possession, or if otherwise requested by Agent); and (iv) using its reasonable efforts, consistent with sound business practice, to obtain waivers, in form and substance satisfactory to Agent, of Liens from landlords and mortgagees (it being understood that Agent in its discretion may establish a reasonable reserve against the Borrowing Availability under the Credit Agreement until the same have been obtained). Borrower also hereby authorizes Agent to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent immediately upon Borrower's receipt thereof and promptly delivered to Agent.

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          (b) Borrower shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens and security interests granted hereby. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation as Agent for certain Secured Creditors." Upon the occurrence and during the continuation of any Event of Default, Borrower shall deliver and turn over all of Borrower's books and records pertaining to the Collateral to Agent or to Agent's representatives at any time on demand of Agent. Borrower shall permit any representative of Agent or such Lender to inspect such books and records and shall provide photocopies thereof to Agent or such Lender as set forth in SECTION 1.18 of the Credit Agreement.

          (c) Borrower shall not change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other applicable provision of the Code unless Borrower shall have given Agent at least thirty (30) days prior written notice thereof and shall have taken all action (or made arrangements satisfactory to Agent to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

          (d) Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in Borrower's business or extend or modify any Account (other than corrections of errors in the ordinary course of business). If Borrower becomes aware of any matter materially affecting any Account, including information regarding the Account Debtor's creditworthiness, Borrower will promptly so advise Agent.

          (e) Except as set forth in SECTION 5.7 of the Credit Agreement, Borrower shall not release, in whole or in part, the obligations of any Person liable for payment in respect of any Account nor shall Borrower, without Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, accept any note or other Instrument (except a check or other Instrument for the immediate payment of money) for an amount in excess of $100,000, individually or in the aggregate, with respect to any Accounts of a single Account Debtor. Any such Instrument shall be considered as evidence of the Account or Accounts and not payment thereof and Borrower will promptly

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deliver such Instrument to Agent appropriately endorsed in a manner satisfactory to Agent. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the maker thereof will remain liable thereon until such Instrument is paid in full.

          (f) Except as set forth in SECTION 5.7 of the Credit Agreement, Borrower shall not grant any discount, credit or allowance to any Account Debtor, or compromise, settle or adjust any Account for less than the full amount thereof.

          (g) Borrower agrees that all Inventory manufactured or processed by Borrower will be manufactured and processed in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Borrower will not, without Agent's written consent, sell any Inventory on a guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

          (h) Borrower shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any Trademark that is material to the conduct of Borrower's business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding Borrower's ownership of any Trademark that is material to the conduct of Borrower's business, its right to register the same, or to keep and maintain the same.

          (i) In no event shall Borrower, either by itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof without giving Agent prior written notice thereof and, upon the request of Agent, Borrower shall execute and deliver any and all agreements, instruments, documents and papers as Agent may request to evidence Agent's security interest in such Trademark and the General Intangibles, including the goodwill, of Borrower relating thereto or represented thereby.

          (j) Borrower shall take all necessary actions to maintain and pursue each application, to obtain the relevant registration, and to maintain the registration of each of the owned Trademarks that is material to the conduct of Borrower's business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

          (k) In the event that any owned Trademark is infringed upon, or misappropriated or diluted by a third party, Borrower shall notify Agent promptly after Borrower learns thereof and

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shall, unless Borrower shall reasonably determine that such owned Trademark is not material to the conduct of Borrower's business, promptly sue such party for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Borrower shall reasonably deem appropriate under the circumstances to protect such owned Trademark.

          (l) Borrower agrees not to divest its rights under any owned Patent or Copyright, without the prior written approval of Agent, and will take all action necessary or advisable to maintain each such Patent or Copyright.

          (m) Borrower agrees, promptly upon learning of the same, to furnish Agent in writing with all pertinent information available to Borrower with respect to any infringement or other violation of Borrower's rights in any material owned Patent or Copyright, or with respect to any claim that practice of any material owned Patent or Copyright violates any property right of that party. Borrower further agrees, absent direction of Agent to the contrary, to prosecute any person infringing any significant owned Patent or Copyright.

          (n) Borrower represents and warrants to and agrees with Agent and Lenders that all of the Equipment and Fixtures are and will be used or held for use in Borrower's business. Borrower shall keep and maintain the Equipment and Fixtures in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary repairs thereto. Borrower shall promptly inform Agent of any material additions to or deletions from the Equipment of Fixtures. Borrower shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless Agent, for the benefit of Secured Creditors, has a valid, perfected, and first priority Lien upon such real or personal property. Borrower will not, without Agent's prior written consent, alter or remove any identifying symbol or number on the Equipment or Fixtures. Except as provided in SECTION 6.8 to the Credit Agreement, Borrower shall not, without the prior written consent of Agent, or without prior approval of the Bankruptcy Court as may be required under the circumstances, sell, lease as a lessor, or otherwise dispose of any of the Equipment or Fixtures.

          (o) Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest thereon.

          (p) Borrower shall give Agent not less than thirty (30) days prior written notice before moving any Collateral to a location not set forth in
SCHEDULE 3.2 to the Credit Agreement, and shall in no event move any Collateral outside the United States of America.

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     6.   AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT

          (a) Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Borrower hereby grants to Agent the power and right, on behalf of Borrower, without notice to or assent by Borrower, at any time, to do the following:

               (i) in the name of Borrower, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

              (ii) continue any insurance existing pursuant to the terms of this Security Agreement, the Credit Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof as a Revolving Credit Advance under the Credit Agreement; and

             (iii) receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral.

          (b) Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Borrower hereby grants to Agent the power and right, on behalf of Borrower, without notice to or assent by Borrower, and without notice to or approval of the Bankruptcy Court, upon the occurrence and during the continuation of a Default or an Event of Default, to do the following:

               (i) ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

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              (ii)  pay or discharge any taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

             (iii) effect any repairs or obtain any insurance called for by the terms of the Credit Agreement and pay all or any part of the premiums therefor and costs thereof;

              (iv) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Agent or as Agent shall direct;

               (v) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or related to the Collateral;

              (vi) settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate;

             (vii) file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

            (viii) commence and prosecute any suits, actions or proceedings at law or in equity in any court to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

              (ix) defend any suit, action or proceeding brought against Borrower with respect to any Collateral if Borrower does not defend such suit, action or proceeding or if Agent believes that Borrower is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral;

               (x) license or, to the extent permitted by an applicable License, sublicense, whether general, specific or otherwise and whether on an exclusive or non-exclusive basis, any Patent or Trademark throughout the world on such terms and conditions and in such manner as Agent shall, in its sole discretion, determine; and

              (xi) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Borrower's expense, at any time or from time to time, all acts and other things that Agent reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Agent's Liens therein in order to effect the intent of this Security Agreement, all as fully and effectively as Borrower might do.

          (c) Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Termination Date.

          (d) The powers conferred on Agent hereunder are solely to protect Agent's security interests in, and Lien upon, the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and none of its officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (e) Borrower also authorizes Agent, at any time and from time to time,
(i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Borrower in and under the Contracts and other matters relating thereto, and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     7.   PERFORMANCE BY AGENT OF BORROWER'S OBLIGATIONS

          If Borrower fails to perform or comply with any of its agreements contained herein or in any of the other Loan Documents and Agent, as provided for by the terms of this Security Agreement or any other Loan Documents, shall itself perform or comply, or otherwise cause performance of or compliance with such agreement, the reasonable expenses (including attorneys' fees) of Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate shall be payable by Borrower to Agent on demand and shall constitute part of the Secured Obligations.

     8.   REMEDIES; RIGHTS UPON DEFAULT

          (a) Upon the occurrence of an Event of Default and for so long as such Event of Default continues without cure, and without application or motion to, or order from, the Bankruptcy Court, in addition to all other rights and remedies granted to Agent under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to the Obligations, Agent may, upon five Business Days' prior notice to Borrower, exercise all rights and remedies of a secured party under the Code or other applicable law, including the right to sell or otherwise dispose of any Collateral in a commercially reasonable manner (including Inventory subject to trademarks or tradenames; provided, that upon timely written notice to Agent and Borrower by a franchisor, licensor, distributor or other similar owner of any such trademark or tradename (the "Requesting Licensor"), Agent and Lenders may only sell or otherwise dispose of Collateral subject to the Requesting Licensor's trademark or tradename in a manner that Borrower would be permitted to sell or otherwise dispose of such Collateral under its franchise agreement, licensing agreement, distribution agreement or other similar agreement with the Requesting Licensor, as if such agreement was in full force and effect). Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on Agent's claim or action, and without paying rent to Borrower, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales or at any exchange, at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent and any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for its benefit the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Agent shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Agent deems necessary or advisable.

          Borrower further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at Borrower's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of the Collateral, Agent shall have the right to use or operate the Collateral on behalf of Borrower, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to the Collateral while the Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Agent's remedies with respect to such appointment without prior notice or hearing. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after Agent has received what Agent considers reasonable proof of a subordinate party's security interest), need Agent account for the surplus, if any, to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Agent or any Secured Creditor arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of such party. Borrower agrees that five (5) Business Days' prior notice by Agent to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Creditors are entitled, Borrower also being liable for any and all costs and expenses incurred by Agent, including reasonable attorneys' fees, to collect such deficiency.

          (b) Borrower agrees to pay any and all costs of Agent, including reasonable attorneys' fees incurred in connection with the enforcement of any of its or Lenders' rights and remedies hereunder.

          (c) Except as otherwise specifically provided herein, (to the maximum extent permitted by applicable law), Borrower hereby waives presentment, demand, protest or any notice of any kind in connection with this Security Agreement or any Collateral.

          (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Agent upon receipt, in the following order of priorities:

               first, to Agent in an amount sufficient to pay in full the reasonable expenses of Agent in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Agent in connection therewith, including reasonable attorneys' fees and any other Obligations owed to Agent;

               second, to the Prepetition Credit Agreement Obligations in accordance with Section 1.12 of the Prepetition Credit Agreement;

               third, then due and payable Fees, expenses and other Obligations (including Revolving Credit Advances made by Agent in its capacity as Agent) owing to Agent;

               fourth, then due and payable Fees and expenses of Lenders;

               fifth, then due and payable interest payments;

               sixth, then due and payable Obligations to Lenders other than Fees, expenses and interest and principal payments;

               seventh, then due and payable principal payments on the Revolving Credit Loan; and

               finally, to Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds;

          (e) The obligations of Borrower to Agent for the benefit of Secured Creditors under this Security Agreement shall constitute administrative expenses of Borrower in the Chapter 11 Case with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including Sections 326, 328, 503, 507 and 726 of the Bankruptcy Code.

     9.   GRANT OF LICENSE TO INTELLECTUAL PROPERTY COLLATERAL

          Except to the extent prohibited by the terms of any License, for the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Borrower hereby grants to Agent, for the benefit of Secured Creditors, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, transfer, license or sublicense any Patent, Trademark, Copyright or trade secret, now owned or hereafter acquired by Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

     10.  LIMITATION ON AGENT'S DUTY IN RESPECT OF COLLATERAL

          Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Borrower, Agent shall account for any monies received by Agent in respect of any foreclosure on or disposition of the Collateral.

     11.  REINSTATEMENT

          This Security Agreement shall remain in full force and effect and continue to be effective should the Chapter 11 Case be dismissed, converted to a case under chapter 7 under the Bankruptcy Code or substantively consolidated with any other bankruptcy cases, should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors, or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     12.  NOTICES.

          Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever either of the parties desires to give or serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and given in the manner provided for in SECTION 11.9 of the Credit Agreement.

     13.  SEVERABILITY

          Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Secured Creditors and Borrower with respect to the matters referred to herein and therein.

     14.  NO WAIVER; CUMULATIVE REMEDIES

          Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its or any Lenders' rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent or any Lender would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by a written instrument duly executed by Agent and Borrower and, to the extent required by the Credit Agreement, the Required Lenders or all Lenders.

     15.  LIMITATION BY LAW

          All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any order of the Bankruptcy Court or applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they do not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

     16.  TERMINATION OF THIS SECURITY AGREEMENT

          Subject to Section 11 hereof, this Security Agreement shall terminate upon the Termination Date.

     17.  SUCCESSORS AND ASSIGNS

          (a) This Security Agreement and all obligations of Borrower hereunder shall be binding upon the successors and assigns of Borrower and, together with the rights and remedies of Agent, hereunder, shall inure to the benefit of Agent, Secured Creditors, all future holders of any instrument evidencing any of the Obligations or Prepetition Credit Agreement Obligations and their respective successors and permitted assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or Prepetition Credit Agreement Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted hereunder to Agent, for the benefit of Secured Creditors. Borrower may not assign, sell or otherwise transfer an interest in this Security Agreement.

          (b) Notwithstanding anything to the contrary contained herein, unless a Default or an Event of Default has occurred and is continuing, Agent shall from time to time execute and deliver, upon the written request of Borrower, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Borrower to permit Borrower to continue to exploit, license, use, enjoy and protect the Patents, Copyrights and Trademarks.

     18.  GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE BANKRUPTCY COURT OF THE DISTRICT OF DELAWARE. NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY SECURED CREDITOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. SERVICE OF PROCESS ON BORROWER, AGENT OR ANY LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 11.9 OF THE CREDIT AGREEMENT.

     19.  MUTUAL WAIVER OF JURY TRIAL

          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS HEREUNDER OR THEREUNDER.

          IN WITNESS WHEREOF, Borrower has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                                       SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN
                                       CALIFORNIA, INC., Debtor and Debtor in
                                       Possession


                                       By: /s/ David I. Brown
                                          ------------------------------
                                       Name: David I. Brown
                                            ----------------------------
                                       Title: Treasurer
                                             ---------------------------


ACCEPTED AS OF MAY 13, 1996:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent


By: /s/ Elaine L. Moore
   -------------------------------
     Elaine L. Moore
     Duly Authorized Signatory